For immediate release
July 18, 2016

Ocean Thermal Energy Corporation Announces It Has Received Approval for an Ocean Thermal Energy Conversion (OTEC) System in the US Virgin Islands

Lancaster, PA, July 18, 2016 – Ocean Thermal Energy Corporation (“OTE” or “the Company”) (ISIN: SE0006028023, CUSIP: 675100101), a turnkey supplier of Ocean Thermal Energy Conversion (OTEC), Seawater Air Conditioning (SWAC), and Desalinated Water systems worldwide, announces that it has received an official order (Docket 659, Order 66/2016) from the Virgin Islands Public Services Commission approving OTE’s application to become a Qualified Facility. The Company is thereby enabled to enter into direct Power Purchase Agreement (PPA) negotiations with the Virgin Islands Water and Power Authority to build an Ocean Thermal Energy Conversion (OTEC) plant on the island of St. Croix.

OTE designs and builds OTEC and Seawater Air Conditioning (SWAC) systems.

OTEC is a process that generates renewable energy 24/7/365, without the use of fossil fuels, by using the temperature difference in ocean water.

SWAC replaces conventional air conditioning and cooling systems with an environmentally friendly cold seawater-based cooling system that dramatically reduces the energy consumption of conventional fossil fuel-based cooling systems.

Originally conceived in the late 1800s, OTEC is a proven technology with an operational system in Hawaii.

OTEC generates renewable, constant, and secure electricity and is able to produce that energy on a large scope and scale. Potable, clean water, which can be used for sustainable food production, human consumption, and economic development, is also supplied from the OTEC system.

OTE technologies are environmentally benign and can provide communities around the world with sustainable independence based upon the earth’s most abundant resource: the ocean. For more information, see OTE’s website at www.otecorporation.com.

About Ocean Thermal Energy Corporation

OTE is a Lancaster, Pennsylvania-based Company with plans and projects for deep-water hydrothermal clean-energy systems which include producing fossil-fuel free electricity through Ocean Thermal Energy Conversion (OTEC) and environmentally friendly Seawater Air Conditioning (SWAC). An important part of the technology is the production of large amounts of water for drinking, aquaculture, and agriculture.

OTE’s technology is best suited to tropical and subtropical regions of the world where about 3 billion people live. It utilizes the natural temperature differential in oceans to generate base-load, 24/7, clean, non-polluting electricity, as well as alternative, energy-efficient cooling systems and fresh water, the latter of which is essential for the entire world, particularly developing communities. Since the 1970s, OTEC and SWAC systems have been successfully demonstrated and operating in several locations around the world.

800 South Queen Street | Lancaster, Pennsylvania | 17603-5818 | United States of America
Phone: +1 717 299 1344 | Fax: +1 717 299 1336
Offices also in: Virginia | The Bahamas | Cayman Islands |Hawaii | US Virgin Islands
info@OTEcorporation.com | www.OTEcorporation.com

For additional information regarding OTE, please visit the Company’s website at www.otecorporation.com.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release regarding OTE’s plans or expectations following the approval from the US Virgin Islands Public Services Commission constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation: a decision by any of the interested parties to not enter into a definitive power purchase agreement; the inability of the parties to successfully negotiate and enter into a definitive power purchase agreement; the inability of the parties to meet every closing condition contained in such definitive power purchase agreement and the protection and maintenance of OTE’s intellectual property rights. Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in OTE’s periodic reports filed with the Securities and Exchange Commission under the heading "Risk Factors." Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, OTE disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Contacts
Media or General Inquiries:
Becky A. Wink
Marketing Manager
Tel: +1 717 299 1344